Exhibit 99.1

News Release

Pentair Ltd. Announces Preliminary Results and Extension of Early Tender

Date for the Exchange Offer and Consent Solicitation Relating to 5.000%

Senior Notes Issued by Pentair, Inc.

SCHAFFAUSEN, Switzerland — December 4, 2012 — Pentair Ltd. (NYSE: PNR) announced today the preliminary results of the previously announced exchange offer (the “Exchange Offer”) by Pentair Finance S.A. (“PFSA”), a wholly-owned subsidiary of Pentair Ltd., to exchange existing 5.000% senior notes due 2021 of Pentair, Inc., a wholly-owned, indirect subsidiary of Pentair Ltd, of which there are currently $500 million aggregate principal amount outstanding (the “Existing Notes”), for new 5.000% senior notes due 2021 of PFSA (the “New Notes”). PFSA has been advised by D.F. King & Co., Inc., the information agent for the Exchange Offer, that holders of 74.71% of the principal amount of Existing Notes had validly tendered their Existing Notes pursuant to the terms of the Exchange Offer prior to the original early tender date of 5 p.m., New York City time, on December 3, 2012. Additionally, the early tender date for the Exchange Offer has been extended to 11:59 p.m., New York City time, on December 17, 2012, which is also the current expiration date of the Exchange Offer.

In addition, pursuant to the terms of the previously announced consent solicitation, PFSA has received the requisite consents from holders of Existing Notes to amend certain provisions of the indenture governing the Existing Notes.

Under the current terms of the Exchange Offer, eligible holders of Existing Notes (“Eligible Holders”) who validly tender at or before the current Expiration Date (as defined below), which is also the early tender date, will receive, for each $1,000 principal amount of Existing Notes tendered, $1,000 principal amount of New Notes and $10 in cash. The Exchange Offer and the extended early tender date will expire at 11:59 p.m., New York City time, on December 17, 2012, unless extended or earlier terminated by PFSA (the “Expiration Date”). The settlement date for the Exchange Offers will occur promptly following the Expiration Date. The withdrawal deadline for Existing Notes tendered in the Exchange Offer expired at 5 p.m., New York City time, on December 3, 2012 and, accordingly, Existing Notes tendered in the Exchange Offer may not be withdrawn except in certain limited circumstances where additional withdrawal rights are required by law.

The New Notes are offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The New Notes have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Documents relating to the Exchange Offer will only be distributed to Eligible Holders who properly complete and return a letter of eligibility confirming that they are within the category of eligible holders for this private Exchange Offer. Eligible Holders who desire a copy of the letter of eligibility should contact D.F. King & Co., Inc., the information agent for the Exchange Offer, at (800) 488-8075 (U.S. toll-free) or (212) 269-5550 (collect) or access the letter of eligibility at www.dfking.com/pentair.

FORWARD-LOOKING STATEMENTS

This press release contains statements that Pentair believes to be “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding the anticipated benefits of the merger or Pentair’s anticipated financial results, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond Pentair’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate Pentair and the flow control business and achieve expected benefits from the merger; overall global economic and business conditions; competition and pricing pressures in the markets Pentair serves; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of market to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve Pentair’s long-term strategic operating goals. Additional information concerning these and other factors is contained in Pentair’s filings with the U.S. Securities and Exchange Commission, including in Pentair’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2012. All forward-looking statements speak only as of the date of this press release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

ABOUT PENTAIR LTD.

Pentair Ltd. delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection.

PENTAIR CONTACTS:

Jim Lucas

Vice President, Investor Relations

Tel.: (763) 656-5575

E-mail: jim.lucas@pentair.com

Betsy Day

Manager, Corporate Communications

Tel.: 763-656-5537

Email: betsy.day@pentair.com

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